Exhibit 10.12

FORBEARANCE AGREEMENT AND

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FORBEARANCE AGREEMENT AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of October 22, 2004, is by and among DrugMax, Inc., a Nevada corporation (“DrugMax” and, together with its Subsidiaries, Valley Drug Company, an Ohio corporation, Valley Drug Company South, a Louisiana corporation, and Discount Rx, Inc., a Louisiana corporation, individually each, a “Borrower” and collectively, “Borrowers”), Jugal K. Taneja, an individual residing in Florida (“Guarantor”), and Congress Financial Corporation (Florida), a Florida corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender and each Borrower have entered into financing arrangements pursuant to which Lender has made and may make loans and advances to Borrower as set forth in the Loan and Security Agreement, dated effective April 15, 2003, by and among Lender and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of August 19, 2003 (“Amendment No. 1 to Loan Agreement”), Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2004 (“Amendment No. 2 to Loan Agreement”), Amendment No. 3 to Loan and Security Agreement, dated as of June 30, 2004 (“Amendment No. 3 to Loan Agreement”) and Amendment No. 4 to Loan and Security Agreement, dated as of August 5, 2004 (“Amendment No. 4 to Loan Agreement”), by and among Lender and Borrower, and as amended by this Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments, including, without limitation, the Guarantee (as hereinafter defined) referred to therein or at any time executed or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Jugal K. Taneja has executed and delivered to Lender the Guarantee, dated April 15, 2003 (the “Guarantee”), pursuant to which Guarantor absolutely and unconditionally guaranteed to Lender the payment and performance of the obligations, liabilities and indebtedness of Borrower arising from the Loan Agreement subject to the limitations set forth in the Guarantee;

WHEREAS, Borrower and Guarantor acknowledge and agree that certain Events of Default under the Loan Agreement and the Guarantee have occurred and are continuing;

WHEREAS, Borrower and Guarantor have requested that Lender forbear from exercising its rights as a result of such events of default, and Lender is willing to agree to forbear from exercising its rights and remedies, subject to the terms and conditions contained herein;

WHEREAS, each Borrower and Guarantor hereby request that Lender, notwithstanding the Existing Defaults (as hereinafter defined), make available Revolving Loans and Letter of

Credit Accommodations, and Lender is willing to make available such Revolving Loans and Letter of Credit Accommodations, from time to time during the Forbearance Period (as hereinafter defined), in accordance with the terms of the Loan Agreement, as amended by this Agreement;

WHEREAS, Lender has requested the cooperation and assistance of each Borrower and Guarantor, and each Borrower and Guarantor has agreed to provide to Lender the cooperation and assistance as may be necessary in order to perform the terms and provisions contained herein; and

WHEREAS, Borrower has entered into a merger agreement, dated June 22, 2004, as amended (the “Merger Agreement”), pursuant to which Familymeds Group, Inc. (“FMG”) has agreed to merge with and into the Borrower (the “Merger”), a copy of which has been made available to Lender, and Borrower shall seek Lender’s consent to the Merger;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1. DEFINITIONS

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

(a) “Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

(b) “Consultant” shall mean Focus Management Group, retained by Borrower, and any replacement or successor consultant or advisor, and its successors and assigns, acceptable to Lender;

(c) “Consulting Agreement” shall mean the engagement letter agreement, dated                     , 2004, between Borrower and the Consultant, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, a copy of which is attached hereto as Exhibit A.

(d) “Existing Defaults” shall mean the Events of Default described on Schedule 1 hereto.

(e) “Forbearance Default” shall mean and shall immediately occur upon (i) the occurrence of any Default or Event of Default (as defined in this Agreement or the Loan Agreement) other than Existing Defaults (ii) the failure of any Borrower or Guarantor to timely comply with any term, condition, covenant or agreement set forth in this Agreement, (iii) any representation made by any Borrower or Guarantor under or in connection with this

Agreement shall prove to be materially false as of the date when made, (iv) the filing of any petition (voluntary or involuntary) under the Bankruptcy Code or the insolvency laws of any state by or against Borrower or Guarantor, or (v) in the event that any person to whom any Borrower or Guarantor is indebted shall at any time (A) exercise any of its rights or remedies against any Borrower or Guarantor or its or their properties or assets, or (B) shall obtain a judgment or lien against any Borrower or Guarantor or their assets or properties, or (C) shall commence any legal proceeding against any Borrower or Guarantor, (D) or shall take any other action to seek to collect indebtedness of any Borrower or Guarantor payable to it or against any assets or properties of any Borrower or Guarantor.

(f) “Forbearance Maturity Date” shall mean November 19, 2004.

(g) “Forbearance Period” shall mean the period beginning on the date this Agreement becomes effective and ending on the Forbearance Maturity Date.

(h) “Forbearance Termination Date” shall have the meaning given to such term in Section 3.2 hereof.

(i) “Forecast” shall mean the forecast (together with any amendments, modifications and supplements thereto or any subsequent forecast), in form and substance satisfactory to Lender, delivered to Lender pursuant to Section 5.2 hereof setting forth a thirteen (13) week cash flow and containing projected and actual cash receipts, expenditures and loan availability of Borrower on a weekly basis, for the periods covered thereby.

1.2 Amendments to Definitions.

(a) The definition of “Borrowing Base” as set forth in Section 1.7 of the Loan Agreement is hereby amended by deleting such clause in its entirety and substituting the following therefor:

“1.7 “Borrowing Base” shall mean at any time the amount equal to: (a) eighty-five (85%) percent of the Eligible Accounts, plus (b) the lesser of: (i) sixty-five (65%) percent of the Value of Eligible Inventory, consisting of finished goods, which amount shall be reduced by one (1) percentage point on October 22, 2004 and by an additional one (1) percentage point on Friday of each week thereafter, or (ii) $16,000,000, subject to a $2,000,000 sublimit for Controlled Substances, as such term is defined by the U.S. Food and Drug Administration from time to time, less, (c) any Reserves. For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory set forth in clause (b) above, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving

Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.”

1.3 Interpretation. All capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

SECTION 2. ACKNOWLEDGMENT

2.1 Acknowledgment of Obligations. Each Borrower and Guarantor hereby acknowledges, confirms and agrees that as of the close of business on October 22, 2004, Borrower is indebted to Lender: (a) in respect of the Revolving Loans to Borrower in the aggregate principal amount of $12,966,948.73, (b) for Letter of Credit Accommodations for the benefit of Borrower in the face amounts in the aggregate principal amount of $-0-, and (c) for the Term Loan to Borrower in the aggregate principal amount of $200,000.02. All of the Loans, together with interest accrued and accruing thereon, and costs, expenses and other charges now or hereafter payable by Borrower to Lender is, as of the date hereof, unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever. Borrower acknowledges, confirms and agrees that the obligations, liabilities and indebtedness of each of them to Lender for the payment and performance of the Obligations pursuant to the Financing Agreements are unconditionally owing to Lender without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2 Acknowledgment of Security Interests. Each Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the assets and properties of Borrower heretofore granted to Lender, pursuant to the Financing Agreements or otherwise granted to or held by Lender.

2.3 Binding Effect of Documents. Each Borrower and Guarantor hereby acknowledges, confirms and agrees that: (a) each of the Financing Agreements to which it is a party has been duly executed and delivered to Lender by such Borrower or Guarantor, as the case may be, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower or Guarantor contained in such documents, including, without limitation, Section 12.1(c) of the Loan Agreement, constitute the legal, valid and binding obligations of such Borrower or Guarantor, as the case may be, enforceable against it in accordance with their respective terms and such Borrower or Guarantor, as of the date hereof, has no valid defense to the enforcement of such obligations, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements.

SECTION 3. FORBEARANCE AS TO CERTAIN EVENTS OF DEFAULT

3.1 Acknowledgment of Defaults. Each Borrower and Guarantor hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and in the absence of this Agreement, entitles Lender to cease making Loans and to exercise its other rights and remedies under the Financing

Agreements, applicable law or otherwise. Lender has not waived, presently does not intend to waive and may never waive such Existing Defaults and neither anything contained herein nor the transactions contemplated hereby shall be deemed to constitute any such waiver. Each Borrower and Guarantor hereby acknowledges and agrees that Lender has, absent this Agreement, the right to declare the Obligations to be immediately due and payable under the terms of the Financing Agreements.

3.2 Forbearance.

(a) In reliance upon the representations, warranties and covenants of each Borrower and Guarantor contained in this Agreement, and subject to the rights and remedies of Lender set forth in Sections 5 and 6 hereof and to all of the other terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender agrees to forbear from exercising its rights and remedies under the Financing Agreements, applicable law or otherwise, to the effect that the rights and benefits otherwise available to Borrower under the Loan Agreement in the absence of the Existing Defaults shall continue, subject to the amendments and modifications contained herein, until the earliest of the following dates (the earliest of such dates being referred to herein as the “Forbearance Termination Date”):

(i) the Forbearance Maturity Date, and

(ii) the date of the occurrence of a Forbearance Default or any other Event of Default, other than the Existing Defaults.

(b) Upon the Forbearance Termination Date, the agreement of Lender to forbear shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Lender to immediately exercise its rights and remedies under the Financing Agreements, applicable law or otherwise.

(c) Each Borrower and Guarantor agrees that all of the Obligations shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash by Borrower or Guarantor to Lender on the Forbearance Termination Date. In addition, at any time on or after the Forbearance Termination Date, Lender may, at its option, terminate any provision of the Loan Agreement relating to future Revolving Loans or Letter of Credit Accommodations by Lender to Borrower. No termination of the Loan Agreement or any provisions thereof or any of the other Financing Agreements shall relieve or discharge such Borrower or Guarantor of its respective duties, covenants and obligations under the Loan Agreement and the other Financing Agreements until all Obligations have been indefeasibly paid and satisfied in full in immediately available funds on terms and conditions acceptable to Lender. Each Borrower and Guarantor hereby expressly waives any right to receive notification under the UCC or otherwise of any disposition of any Collateral by Lender or its designee, and waives any rights under UCC Sections 9-611, 9-620(e) and 9-623.

3.3 No Other Waivers; Reservation of Rights.

(a) Lender has not waived, is not by this Agreement waiving and has no intention of waiving, any Defaults or Events of Default that have occurred or which may be continuing on the date hereof or any Defaults or Events of Default, which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and except as expressly set forth in Section 3.2 hereof, Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default (other than the Existing Defaults), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

(b) Subject to Section 3.2 hereof, Lender reserves the right, in Lender’s discretion or to the extent provided in the Loan Agreement, to exercise any or all of its rights and remedies under the Loan Agreement and the other Financing Agreements as a result of any Defaults or Events of Default, which may be continuing on the date hereof or any Defaults or Event of Default, which may occur after the date hereof, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no failure, delay or course of dealing on any of their part in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies. No single or partial exercise of any right of the Lender shall preclude any later exercise of such right, and failure by the Lender to require strict performance of any provision of the Financing Agreements shall not affect any right of the Lender to demand strict compliance and performance thereunder.

SECTION 4. RELEASE

4.1 Release.

(a) In consideration of the agreement of Lender contained herein and the making of Revolving Loans and providing of Letter of Credit Accommodations by Lender to Borrower pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower and Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, and other representatives and their respective successors and assigns (Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each Borrower or Guarantor, or any of its successors, assigns, or other legal representatives and their respective successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof, the Guarantee and the other Financing Agreements.

(b) Each Borrower and Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower and Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

4.2 Covenant Not to Sue. Each Borrower and Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 4.1 hereof.

SECTION 5. AMENDMENTS AND SUPPLEMENTS

5.1 Consultant. Borrower agrees to continue to retain the Consultant, pursuant to and in accordance with the Consulting Agreement as in effect on the date hereof. The Consulting Agreement shall not be amended, modified or supplemented without the prior written consent of Lender. Borrower agrees to continue to provide the Consultant with complete and full access to all of their books and records and premises and agrees to cooperate fully with the Consultant. Borrower hereby authorizes (which authorization and direction shall be irrevocable during the term of the Consulting Agreement) and directs Consultant to share with Lender all budgets, records, projections, financial information, reports and other information relating to the Collateral, the financial condition or operations of the businesses of Borrower and the raising of any additional investments in Borrower, whether pursuant to sales of assets or equity.

5.2 Forecast.

(a) Borrower shall deliver the Forecast, in form and substance acceptable to Lender, containing a thirteen (13) week statement of cash flow, including, without limitation, cash receipts and cash disbursements, and weekly statements of loan availability of Borrower (the “Projected Information”). The Forecast shall be delivered to Lender as soon as possible but in no event later than the date hereof and shall have been thoroughly reviewed by Borrower, its management and the Consultant and shall set forth the Projected Information for the period commencing October 15, 2004 through and including December 31, 2004. Thereafter, Borrower shall furnish a supplemental thirteen (13) week “roll-forward” Forecast on Wednesday of each week that sets forth (i) the Projected Information for the additional week at the end of the period reflected in the Forecast and (ii) for the period ending as of the close of business on Friday of the immediately preceding week a comparison of the actual operating cash receipts and disbursements to the Projected Information for such weekly period.

(b) Lender has relied upon the assumptions and information set forth in the Forecast and upon the undertaking of each Borrower and Guarantor to deliver to Lender supplemental Forecasts, in form and substance satisfactory to Lender, including the Supplemental “roll-forward” Forecasts, in determining to enter into the forbearance set forth herein.

5.3 Replacement Financing. Borrower shall deliver to Lender, on or before November 12, 2004, a written commitment in form and substance acceptable to Lender, issued by one or more independent third-party lenders to provide Borrower with replacement financing in an amount not less than the amount necessary to pay in cash in full absolutely and unconditionally, all of the Obligations due Lender by each Borrower and Guarantor (the “Commitment”).

5.4 Forbearance and Amendment Fee. In partial consideration of Lender’s agreements set forth herein, Borrower shall pay a Forbearance and Amendment Fee in the amount of $5,000, which fee is fully earned and payable on the date hereof.

5.5 Amerisource Bergen Corporation (“ABC”) Demand Letter. Borrower shall deliver to Lender on or before Tuesday November 9, 2004, a written withdrawal, in form and substance acceptable to Lender, executed by counsel for ABC, of the written notice, dated October 28, 2004, signed by counsel for ABC and delivered to Lender and its counsel.

SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Borrower and Guarantor, jointly and severally represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

6.1 Binding Effect of Documents. This Agreement and the other Financing Agreements to which it is a party have been duly executed and delivered to Lender by each Borrower and Guarantor are in full force and effect. The agreements and obligations of each Borrower and Guarantor contained in such documents constitute legal, valid and binding obligations of each such party enforceable by Lender against each such party in accordance with their respective terms except as such enforceability may be limited by an applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity regardless of whether considered a proceeding in equity or at law.

6.2 No Conflict, Etc. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof (a) has violated or will violate any law or regulation or any order or decree of any court or Governmental Authority in any respect, or (b) does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, agreement or instrument to which such Borrower or Guarantor is a party or may be bound, or (c) has violated or will violate any provision of the Certificate of Incorporation or By-Laws of each Borrower, or (d) has or will result in, or require, the creation or imposition of any lien, charge, security interest or other encumbrance on any of the assets or properties of Borrower or Guarantor.

6.3 Sales or Other Disposition of Assets. Notwithstanding anything to the contrary contained in Section 9.7(b) of the Loan Agreement or any other provision in the Loan Agreement or any of the other Financing Agreements, each Borrower shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the Collateral without the prior written consent of Lender, except for sales of Inventory in the ordinary course of business.

6.4 Loans, Investments. Notwithstanding anything to the contrary contained in Section 9.10 of the Loan Agreement or any of the other Financing Agreements, each Borrower and Guarantor shall not on and after the date hereof make any loans or investments contemplated by Sections 9.10(e) or 9.10(f) of the Loan Agreement.

6.5 Deposit Accounts. All of the deposit accounts, investment accounts or other accounts in the name or used by each Borrower maintained at any bank or other financial institution are set forth on the list thereof provided to Lender on or about the date hereof. Such list also includes next to such deposit or other accounts (a) the names and addresses of all persons authorized to sign checks on behalf of Borrower or to otherwise withdraw funds from or to otherwise deal with such deposit or other accounts of Borrower, and (b) the date such deposit account or other account was opened and the amount of funds therein. In no event shall Borrower open, establish or use any other deposit accounts, investment accounts or other accounts after the date hereof, or permit any other such accounts to be opened, established or used, without the prior written consent of Lender. Each Borrower agrees to promptly notify the Lender upon obtaining information or knowledge of any deposit account, investment account or other account not previously identified to Lender.

6.6 Litigation. As of the date hereof, no court of competent jurisdiction has issued any injunction, restraining order or other order against any Borrower or Guarantor, and no governmental or other action or proceeding has been commenced or threatened in writing (except as set forth on Schedule 1), seeking any injunction, restraining order or other order against any Borrower or Guarantor.

6.7 No Default. After giving effect to the provisions of this Agreement, except for the Existing Defaults, no Default or Event of Default exists or has occurred as of the date of this Agreement.

6.8 Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of each Borrower or Guarantor to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under this Agreement, the Loan Agreement and the other Financing Agreements and shall not be subject to any cure or grace period pursuant to Section 10.1(a)(ii) of the Loan Agreement or otherwise.

SECTION 7. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

The effectiveness of the forbearance and amendment made pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

Lender shall have received of each of the following, in form and substance satisfactory to Lender:

(a) an original of this Agreement duly authorized, executed and delivered by each Borrower and Guarantor;

(b) a certificate of the Secretary or an Assistant Secretary of each Borrower with respect to the incumbency of such company’s officers, with an attached true, correct and complete copy of presently effective resolutions of the board of directors or each Borrower authorizing the execution, delivery and performance of this Agreement and the documents to be executed or delivered in connection herewith;

(c) the list of deposit accounts, investment accounts and other accounts in the name or used by any Borrower or Guarantor maintained at any bank or other financial institution as provided for in Section 6.6 hereto;

(d) all representations and warranties set forth herein and in the Financing Agreements are true and correct as if made on the date hereof.

SECTION 8. PROVISIONS OF GENERAL APPLICATION

8.1 Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Financing Agreements, the terms of this Agreement shall control.

8.2 Costs and Expenses. Without limiting the obligations of each Borrower or Guarantor under Section 9.21 of the Loan Agreement, each Borrower and Guarantor, absolutely and unconditionally agree to pay to Lender, on demand by Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: (a) all fees and disbursements of any Persons retained by Lender or Lenders in connection with the performance of, and compliance with, the terms and conditions of this Agreement or any of the other Financing Agreements, including, without limitation, the fees and disbursements of counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby, and (b) expenses which shall at any time be incurred or sustained by Lender or any Lender as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements or documents prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby. In addition to and not in limitation of any of Lender’s rights to make advances under the Loan Agreement or the other Financing Agreements, each Borrower and Guarantor absolutely and unconditionally acknowledge, confirm and agree that Lender may on and after the date hereof make Special Lender Advances in order to pay any amounts chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses.

8.3 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

8.4 Merger. This Agreement and the documents executed in connection herewith represent the entire expression of the agreement of each Borrower, Guarantor and Lender regarding the matters set forth herein. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by each Borrower, Guarantor and a duly authorized officer of Lender.

8.5 Governing Law. The validity, interpretation and enforcement of this Agreement whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York. Without in any limiting the foregoing, the parties elect to be governed by New York law in accordance with, and relying on (at least in part), Section 5-1402 of the General Obligations Law of the State of New York.

8.6 Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. This Agreement is solely for the benefit of each of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

8.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Lender or any Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

8.8 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confirmed to the provision so held to be invalid or unenforceable.

8.9 Reviewed by Attorneys. Each Borrower and Guarantor represents and warrants that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and document executed in connection herewith with, such attorneys and other persons as each Borrower and Guarantor may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

8.10 Mutual Waiver of Right of Jury Trial. LENDER, EACH BORROWER AND GUARANTOR EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; (C) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER, ANY BORROWER OR

GUARANTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, LENDERS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER IN CONTRACT OR TORT OR OTHERWISE.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement and Fifth Amendment to Loan and Security Agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

CONGRESS FINANCIAL CORPORATION
(FLORIDA), as Lender

By:	/s/ Pat Cloninger
Title:	Vice President

DRUG MAX, INC.

By:	/s/ William LaGamba
Title:	COO

VALLEY DRUG COMPANY

By:	/s/ William LaGamba
Title:	COO

VALLEY DRUG COMPANY SOUTH

By:	/s/ William LaGamba
Title:	CEO

DISCOUNT RX, INC.

By:	/s/ William LaGamba
Title:	COO

ACKNOWLEDGED AND AGREED:

/s/ Jugal K. Taneja
Jugal K. Taneja

SCHEDULE 1

TO

FORBEARANCE AGREEMENT

AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Existing Defaults

1.	Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising from a breach of Section 9.17 of the Loan Agreement.

2.	Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising from a breach of Section 9.18 of the Loan Agreement.

3.	Event of Default under the Loan Agreement arising from the following: In approximately September 2004, AmerisourceBergen Corporation (“ABC”), one of the Company’s largest suppliers, ceased supplying product on credit to the Borrower and its subsidiaries. Since that date, the Borrower has purchased a limited amount of supplies from ABC on COD terms. As of October 20, 2004, the Borrower owed to ABC $6,625,938.57 and Valley Drug Company South (“Valley South”), one of the Borrower’s subsidiaries, owed ABC an additional $4,095,403.04. On approximately October 22, 2004, ABC filed a lien in Louisiana against Valley South’s assets based upon an Application for Credit and Purchase Agreement dated July 3, 2002 that ABC argues provides it with the right to file such a lien. Borrower contest this assertion. Further, Borrower believes that any amounts due to ABC directly by the Borrower and its subsidiaries (other than Valley South) are unsecured. In a letter dated October 21, 2004, ABC demanded that, because the Borrower is in default under the ABC agreement, the Borrower turn over all collateral securing its obligations to ABC, including, but not limited to inventory, equipment, deposit accounts, proceeds of general intangibles, and threatened to take legal recourse against Valley South. The Borrower has not authorized the turnover of such assets.